UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 5, 2005

____________________________

CYBER MERCHANTS EXCHANGE, INC.
(Exact name of registrant as specified in charter)

California
(State or other Jurisdiction of Incorporation or Organization)

001-15643 (Commission File Number)		95-4597370 (IRS Employer Identification No.)
936A Beachland Boulevard, Suite 13 Vero Beach, FL 32963 (Address of Principal Executive Offices and zip code)

(772) 231-7544
(Registrant's telephone
number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02 Unregistered Sales of Equity Securities

On October 5, 2005, Cyber Merchants Exchange, Inc. (the “Company”) issued 1,000,000 shares of its common stock (“Common Stock”) to KI Equity Partners II, LLC (“KI Equity”) for a purchase price of $50,000, or $0.05 per share. The proceeds from the purchase price with be used for working capital to pay expenses to maintain the reporting status of the Company.

On October 5, 2005, the Company also issued 250,000 shares of its Common Stock to Kevin R. Keating, the sole officer and director of the Company, for services rendered to the Company valued at $12,500, or $0.05 per share.

On October 5, 2005, the Company also issued 250,000 shares of its Common Stock to Garisch Financial, Inc. (“GFI”) for consulting services rendered to the Company valued at $12,500, or $0.05 per share.

The above shares of Common Stock were issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”). As such, the shares of Common Stock issued to KI Equity, Kevin R. Keating and GFI will be restricted shares, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom. The Company has agreed to grant “piggyback” registration rights to KI Equity, Kevin R. Keating and GFI with respect to the above shares.

Immediately following the above stock issuances, the Company had 9,619,040 shares of Common Stock outstanding. KI Equity owns a total of 8,104,160 shares of the Company’s Common Stock immediately after the above stock issuances.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 5, 2005, Kevin R. Keating the sole director of the Company appointed three persons whose names are set forth below to serve as directors of the Company until the next annual meeting of stockholders or until their successors are elected and qualify. These persons accepted such appointment.

There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The names, age and biographical information of each of the new directors is set forth below:

Margie L. Blackwell, age 49, is a Senior Vice President of Keating Investments, LLC, and has been with Keating Securities, LLC, an NASD member firm, for five years. She is a Registered Principal having completed her Series 7, 24 and 63 examinations. From 1993 to 1999 she was a financial assistant to various non-public companies. Prior to that, she worked with the Chairman of the Board of Tele-Communications, Inc. ("TCI"), for eleven years. She first served in the capacity of Executive Assistant and was later promoted to Plan Manager of TCI's Employee Stock Purchase Plan. She was responsible for management of the Stock Plan, a 401(k) qualified plan that invested primarily in TCI stock. In addition, Ms. Blackwell served on the TCI Employee Stock Purchase Plan Committee as Plan Secretary.

Luca Toscani, age 35, is a partner in Keating Investments, LLC, and has been with Keating Securities, LLC, an NASD member firm, for five years. He is a Registered Representative having successfully completed his Series 7 and 66 examinations. Mr. Toscani was formerly hedge fund manager with Medici Capital Management, London. He began his career as an arbitrage trader at Bear Stearns International Ltd. (London) after graduating in 1995 summa cum laude from the Venice University, Italy with a degree in Economics and Business. Mr. Toscani spent one year each of scholarship at Warwick University and University College, both in the United Kingdom.

Jeff L. Andrews, age 36, is a Vice President of Keating Investments, LLC, and has been with Keating Securities, LLC, an NASD member firm, for two years. He is a Registered Representative having completed his Series 7 and 66 examinations, and is also Colorado Insurance Licensed. He was formerly Financial Advisor with UBS Financial Services (PaineWebber), Denver. Mr. Andrews started his career in media, managing a Summit County, Colorado television affiliate of Resort Sports Network and the Copley Theatre at The New England in Boston. He is currently a board member of 9Kids Who Care at KUSA-TV and a member of the CTEK Angels investment group in Denver, Colorado. Mr. Andrews is a 1994 graduate of Tufts University with a B.A. in English and Political Science.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cyber Merchants Exchange, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER MERCHANTS EXCHANGE , INC.

Date: October 6, 2005	By:	/s/ Kevin R. Keating
Kevin R. Keating
President and Sole Director